EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 9, 2004 relating to the financial statements, which appears in DSL.net, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PRICEWATERHOUSECOOPERS LLP


/s/ PricewaterhouseCoopers LLP
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Stamford, Connecticut
November 5, 2004